UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2008

GRIFFON CORPORATION

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	1-6620	11-1893410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 JERICHO QUADRANGLE, JERICHO, NEW YORK 11753

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 516-938-5544

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement

On August 7, 2008, Griffon Corporation (“Griffon”) announced a 20,000,000 share common stock rights offering to its shareholders in order to raise equity capital for general corporate purposes and to fund future growth. The rights will have an exercise price of $8.50 per share (the “Subscription Price”).  In connection with this rights offering, Griffon entered into an investment agreement (the “Investment Agreement”) with GS Direct, L.L.C. (“GS Direct”) on August 7, 2008, the material terms of which are summarized below.

The Backstop Commitment

Under the Investment Agreement, GS Direct has agreed, subject to the terms and conditions therein, to purchase from Griffon, at the Subscription Price, a number of shares of common stock equal to (x) 20,000,000 (the aggregate number of shares of common stock issuable upon the exercise of the rights issued in the rights offering) minus (y) the number of shares of common stock subscribed for and purchased as part of Griffon’s contemplated rights offering (the “Backstop Commitment”).

The Additional GS Purchase Commitment

In addition, subject to the terms and conditions in the Investment Agreement, in the event GS Direct acquires less than 10,000,000 shares of common stock in the Backstop Commitment (such number of shares less than 10,000,000, the “Shortfall Amount”), GS Direct has committed to purchase from Griffon an additional number of shares of common stock equal to the Shortfall Amount at the Subscription Price (the “Additional GS Purchase Commitment”).   Griffon has agreed to pay GS Direct a commitment fee equal to $850,000 in connection with the Additional GS Purchase Commitment.

Preferred Stock

In the event that, after giving effect to the Backstop Commitment, GS Direct would beneficially own greater than 27.9% (or such lesser amount as provided in the Investment Agreement) (the “Voting Cap Percentage”) of the aggregate ordinary voting power of all shares of Griffon’s voting stock, Griffon has agreed to issue and sell to GS Direct, and GS Direct has agreed to purchase from Griffon, shares of non-cumulative, non-voting Series C Preferred Stock (which is convertible into shares of common stock) (the “Preferred Stock”) in lieu of shares of common stock issuable in the Backstop Commitment to the extent necessary to provide that following any purchase under the Investment Agreement, GS Direct would not beneficially own greater than the Voting Cap Percentage of the aggregate voting power of all shares of Griffon’s voting stock.  Each such share of Preferred Stock will be sold at a price equal to 100 times the Subscription Price, and the conversion rate of such shares of Preferred Stock to Griffon’s common stock is one to one hundred (100), subject to adjustment as provided in the Certificate of Designation Creating the Preferred Stock (such rate, as in effect from time to time, the “Conversion Rate”).

The Preferred Stock carries a liquidation preference of $0.25 per share and is entitled to dividends in an amount equal to the Conversion Rate multiplied by the amount per share paid on Griffon’s common stock, if any.  In addition, each share of Preferred Stock may be converted on any date, at the option of the holder thereof, into the number of shares of common stock equal to the Conversion Rate in effect at such time; provided only such number of shares of Preferred Stock may be converted to common stock as would not cause the holder to become the beneficial owner, directly or indirectly, of shares of Griffon’s capital stock that would entitle it to exercise in excess of the Voting Cap Percentage of the aggregate ordinary voting power of all shares of Griffon’s voting stock.  Although Griffon is not entitled to redeem the Preferred Stock at Griffon’s election, Griffon may, at its election, convert each and every share of the Preferred Stock into the number of shares of common stock equal to the Conversion Rate in effect on the date of such election at any time between the announcement of a bona fide proposal to be submitted to a stockholder vote and the record date for such vote if it has received the written advice of counsel that such counsel is unable to opine that the holders of the Preferred Stock would not be entitled to vote together as a separate class on such matter (provided that the primary purpose of such proposal is not to alter, amend or repeal in whole or in part, by merger or otherwise, the Certificate of Designation so as to adversely affect the powers, preferences or special rights of the shares of Preferred Stock).

Governance Arrangements

Under the Investment Agreement, from the closing of the transactions under the Investment Agreement until the earlier of (i) the date on which GS Direct ceases to beneficially own 10% or more of Griffon’s total common equity (which term assumes conversion of the Preferred Stock into common stock at the applicable Conversion Rate), and (ii) the date on which Griffon’s common stock ceases to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the majority of Griffon’s board of directors (which, per Griffon’s charter, will have between 12 and 14 members at the time of the transactions contemplated by the Investment Agreement) will be independent, and GS Direct will be entitled to nominate up to four people (each subject to review and approval of Griffon’s nominating committee) to serve on Griffon’s board of directors as follows:

•      for so long as GS Direct owns 29.9% or more of Griffon’s total common equity, it has the right to nominate four people to serve on Griffon’s board of directors;

•      for so long as GS Direct owns less than 29.9% but at least 20% of Griffon’s total common equity, it has the right to nominate three people to serve on Griffon’s board of directors;

•      for so long as GS Direct owns less than 20% but at least 15% of Griffon’s total common equity ownership, it has the right to nominate two people to serve on Griffon’s board of directors; and

•      for so long as GS Direct owns less than 15% but at least 10% of Griffon’s total common equity, it has the right to nominate one person to serve on Griffon’s board of directors.

Effective as of the closing, the Company will cause to be elected to the board the number of GS Direct representatives (not to exceed two) that GS Direct would be entitled to nominate after giving effect to the closing based on the foregoing.  The remaining GS Direct nominees, if any, will be nominated at the next annual meeting of stockholders of the company.

Any shares of Preferred Stock issued to GS Direct will be considered to be common equity for purposes of determining the total common equity of GS Direct at any particular time for purposes of determining the number of directors GS Direct is entitled to nominate to the board of directors.

Griffon’s nominating committee will designate the remainder of the slate of directors, and Griffon has agreed to recommend that Griffon’s stockholders vote in favor of the slate of directors designated by Griffon’s nominating committee (which shall include the GS Direct nominees), and GS Direct has agreed to vote in favor of (and against the removal of any director that was on) the slate of directors designated by Griffon’s nominating committee.

If, for any reason, a person designated by GS Direct to serve as its nominee on Griffon’s board of directors is not elected to Griffon’s board of directors, Griffon will exercise all authority under applicable law to cause such person to be elected to Griffon’s board of directors.  GS Direct has also agreed with Griffon that, if at any time, the number of people it is entitled to designate as its nominees on Griffon’s board of directors would decrease based on its total common equity ownership percentage in Griffon as set out above, it will use its reasonable best efforts to cause certain of its nominees on Griffon’s board of directors to resign so that the number of its director nominees serving on Griffon’s board of directors after such resignations equals the number of nominees it would have been entitled to designate had an election of directors taken place at such time, unless GS Direct advises us of its intention to purchase additional shares of voting stock and actually purchases a sufficient number of shares to maintain such entitlement within 90 days after giving us such notice.

Also during this time period, in the event GS Direct holds greater than 29.9% of the aggregate ordinary voting power of all shares of Griffon’s voting stock (such excess, the “Excess Voting Stock”), on any matter submitted for a shareholder vote (except the election or removal of directors) GS Direct shall cause the Excess Voting Stock to be voted in the same proportion of all other voting stock voted with respect to such matter.

Finally, for as long as GS Direct is entitled to nominate at least one individual to serve on Griffon’s board of directors under the Investment Agreement, Griffon also has agreed to cause its board of directors to create and maintain a finance committee consisting of five members.  Two of these members will be directors that were nominated by GS Direct for so long as GS Direct is entitled to nominate two or more people to serve on Griffon’s board of directors.  In the event that GS Direct is entitled to nominate only one person to serve on Griffon’s board of directors, then that one person will be entitled to be a member of the finance committee.  The other members of the committee will be non-GS Direct directors. The finance committee shall review and consider: (1) acquisitions of assets or voting securities in excess of $50,000,000, (2) mergers or change of control transactions involving Griffon or its subsidiaries, (3) the liquidation, dissolution or reorganization of Griffon, (4) the sale or other disposition of all or substantially all of the assets of Griffon, (5) offerings or sales of certain voting securities for cash in an aggregate amount in excess of $50,000,000, other than issuances of securities upon conversion of convertible securities currently outstanding and other than pursuant to option and other incentive compensation plans, underwritten offerings or any merger, joint venture, business combination or other similar transaction, and any offerings of equity of any material subsidiary of the company and (6) material capital expenditures in excess of Griffon’s capital expenditure budget, following which it shall make a non-binding recommendation to the full board of directors.

Standstill; Transfer Restrictions

The Investment Agreement also provides that, until the earlier of (i) the date on which GS Direct ceases to beneficially own 10% or more of Griffon’s total common equity (which term assumes conversion of the Preferred Stock into common stock of the conversion Rate) and (ii) the date on which Griffon’s common stock ceases to be registered under Section 12 of the Exchange Act, subject to certain exceptions set forth in the Investment Agreement, GS Direct may not  purchase or otherwise acquire or offer to acquire additional shares, or rights or options to acquire additional shares, of Griffon’s voting stock, except pursuant to the Backstop Commitment and the Additional GS Purchase Commitment.  However, should GS Direct’s total common equity ownership percentage of Griffon decrease as a result of an issuance of voting stock by Griffon (other than certain specified issuances ), GS Direct has the right to acquire in the secondary market such additional number of shares of Griffon’s common stock as necessary to maintain the percentage of Griffon’s total common equity that it owned prior to such issuance.  In addition, for the same period GS Direct has agreed not to sell or otherwise transfer any of its shares of Griffon’s common stock or Preferred Stock except to its affiliates or to persons that will not own, after such transfer, 10% or more of Griffon’s voting stock or pursuant to registered underwritten offerings.

The foregoing restrictions shall not prohibit GS Direct from making an acquisition proposal directly to Griffon’s board of directors, provided that, (1) in the event that Griffon’s board of directors shall thereafter determine to commence a process with respect to a potential acquisition proposal, Griffon shall permit GS Direct to participate in such process and (2) if pursuant to actions taken by Griffon’s board of directors following receipt of the GS Direct proposal, the board of directors determines to accept and recommend an alternative proposal that it believes is superior, GS Direct agrees to vote its shares with respect to such alternative proposal in the same proportion as all other shares are voted on such proposal.

Registration Rights

Griffon has agreed to provide certain customary registration rights to GS Direct in connection with the shares of common stock it acquires under the Backstop Commitment and the Additional GS Purchase Commitment.  Griffon’s obligations pursuant to the registration rights agreement, however, do not become effective until one year from the closing.

Closing Conditions

Closing of the transactions contemplated by the Investment Agreement are subject to satisfaction or waiver of customary conditions, including compliance with covenants and the accuracy of representations and warranties provided in the Investment Agreement, consummation of the rights offering and the receipt of all requisite approvals and authorizations of, filings with, and notifications to, or expiration or termination of any applicable waiting period under applicable antitrust, competition and merger control laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the competition or merger control laws of Germany and Austria.  The closing also is subject to the satisfaction or waiver of the purchase commitment by Griffon’s Chief Executive Officer, Ronald J. Kramer, to acquire at least 500,000 shares of common stock at a price per share equal to the Subscription Price.

Termination

The Investment Agreement may be terminated at any time prior to the closing of the Backstop Commitment and the Additional GS Purchase Commitment, if any:

•      by mutual written agreement of GS Direct and Griffon;

•      by either Griffon or GS Direct, in the event the closing does not occur by December 31, 2008;

•      by either Griffon or GS Direct, if any governmental entity shall have taken action prohibiting any of the contemplated transactions;

•      by either Griffon or GS Direct, if Griffon enters into a definitive agreement with respect to a merger, joint venture, business combination or other similar transaction or direct or indirect acquisition of 50% or more of the total voting power of the Company or all or substantially all of Griffon’s consolidated total assets that Griffon’s board of directors determines in the exercise of its fiduciary duties is in the best interests of its stockholders (a “Superior Transaction”) (subject to payment of the termination fee described below); and

•      by Griffon, if, in response to a notice it sends to GS Direct of an event that would reasonably be expected to cause a breach of its representations and warranties in the Investment Agreement, it receives notice from GS Direct of its intent to reserve any rights it may have to not close due to such event.

Griffon is required to pay GS Direct a termination fee equal to 3% of the product of the number of shares of common stock issuable upon exercise of the rights and the Subscription Price of $8.50, which is $5,100,000, in the event the Investment Agreement is terminated by reason of Griffon entering into a definitive agreement with respect to a Superior Transaction.

Expenses

Griffon has agreed to reimburse GS Direct for all reasonable and actual out-of-pocket expenses it incurs in connection with the Investment Agreement and the transactions contemplated thereby up to a maximum amount of $1,500,000 if the Backstop Commitment and Additional GS Purchase Commitment, if any, are consummated or if the Investment Agreement is terminated due to circumstances other than (1) a failure to obtain antitrust and other competition regulatory approvals or (2) a failure to close by December 31, 2008 with GS Direct then in breach of the Investment Agreement.  Griffon has also agreed to reimburse GS Direct for 50% of all filing fees incurred in connection with antitrust and other competition filings required under the Investment Agreement.

Indemnification

Griffon has agreed to indemnify GS Direct and its affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of the rights offering and the registration statement and prospectus (other than with respect to statements made in reliance on information provided to Griffon in writing by GS Direct for use therein) and claims, suits or proceedings challenging the authorization, execution, delivery, performance or termination of this offering, the Investment Agreement and certain ancillary agreements and/or any of the transactions contemplated thereby (other than losses attributable to the acts, errors or omissions of GS Direct in violation of the Investment Agreement).

The foregoing description of the Investment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Forward-Looking Statements

Certain information included or incorporated by reference in this report may be deemed to be “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements that involve risks, uncertainties and assumptions.  All statements other than statements of historical fact included in this prospectus, including statements regarding Griffon’s financial position, business strategy and the plans and objectives of Griffon’s management for future operations, are forward-looking statements.  Such forward-looking statements are based on the beliefs of Griffon’s management, as well as assumptions made by and information currently available to Griffon’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including business, financial market and economic conditions; conditions in the credit and housing markets; results of integrating acquired businesses into existing operations; the results of the company’s restructuring and disposal efforts; competitive factors and pricing pressures for resin and steel; capacity and supply constraints; and the ability to consummate the transactions under the Investment Agreement.  Such statements reflect Griffon’s views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. Griffon does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01.              Financial Statements and Exhibits

The following exhibits are filed as part of this report.

10.1         Investment Agreement by and between and Griffon Corporation and GS Direct, L.L.C., dated as of August 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

August 13, 2008	By:	/s/ Patrick L. Alesia
	Name:	Patrick L. Alesia
	Title:	Chief Financial Officer